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                                                                    EXHIBIT 10.4

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT ("Security Agreement") made as of this 1st day of August 2002, between EZENIA! INC., F/K/A VIDEOSERVER, INC. with offices located at 154 Middlesex Turnpike, Burlington, Massachusetts 01803 (hereinafter referred to as the "Borrower") and TANDBERG TELECOM AS, with offices located at PHILIP Pedersen's Vei 22, N-1234, Lysaker, Norway (hereinafter referred to as the "Lender");

                                   WITNESSETH

     WHEREAS, Borrower executed and delivered to Lender a certain Secured Promissory Note of even date herewith in the total principal amount of ONE MILLION TWO HUNDRED FIFTY THOUSAND U.S. DOLLARS (US$ 1,250,000.00) (the "Secured Note");

     WHEREAS, to induce the Lender to extend accommodations to Borrower, the Borrower has agreed to grant Lender a security interest in the Collateral (as hereinafter defined) which grant has been duly authorized by the Board of Directors of the Borrower;

     NOW, THEREFORE, in consideration of the provisions made herein and the exchange of other good and valuable consideration, the nature, sufficiency and receipt whereof being hereby expressly acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

          I.. DEFINITIONS. As used herein the following terms have the meanings indicated:

               1.1 "Collateral" means any and all of the following whether now owned or hereafter acquired and related in any way to the business of the
Borrower: (i) all United States patents and patent applications set forth in
Schedule 1 attached hereto and all foreign counterparts thereto (including international applications), together with all reissuances, continuations in existence as of the Closing Date (as defined in the Asset Purchase Agreement executed between the parties and of even date herewith), continuations-in-part in existence as of the Closing Date, revisions, extensions, and reexaminations thereof ("Patents"), (ii) all supporting documentation for the patents and patent applications identified above, including relevant portions of laboratory notebooks, invention disclosure forms, patent prosecution files, and correspondence, opinions of counsel or advice from counsel, and similar documents ("Documentation"), and (iii) all Proceeds of the foregoing.

               1.2 "Interest Rate" means the rate as set forth in the Secured Note.

               1.3    "Liabilities" means the obligation of Borrower:

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                      1.3.1   To pay the principal of and interest of the
Secured Note, any Loan, or other credit accommodation in accordance with its terms and the terms of the relevant documents and to satisfy all of its other liabilities to Lender, whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, primary or secondary, joint or several, including any extensions, modifications, renewals thereof and substitutions therefore and liabilities which Lender may have obtained by assignment, subrogation, or otherwise, and all liabilities of Borrower as guarantor, surety or endorser of the obligations of any third party or parties to Lender;

                      1.3.2 To repay to Lender all amounts advanced by Lender hereunder or otherwise on behalf of Borrower, including, but without limitation, advances for principal or interest, payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, securities, registration fees, or agency fees for any of the Collateral;

                      1.3.3 To reimburse Lender, on demand, for all of Lender's expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the administration, amendment, modification, or enforcement of this Security Agreement and the Collateral and other agreements, documents and instruments required hereunder or thereunder, including, without limitation, any proceeding brought or threatened to enforce payment of any of the obligations referred to in the foregoing paragraphs 1.3.1 and 1.3.2.

               1.4 "Proceeds" means whatever is received when Collateral is licensed, sold, exchanged, presented, collected, drawn upon or otherwise disposed of, including, without limitation, any Account arising when a right to payment is earned under a Contract Right and all cash and other proceeds of insurance.

               1.5 "Schedule" shall mean the Schedule, if any, attached hereto and made a part hereof.

               1.6 The terms "Account", "Document of Title", "General Intangibles", "Contract Right", and "Instrument" shall have the meanings assigned to them under the Uniform Commercial Code as enacted and as may be subsequently amended in the State of Delaware, unless the context otherwise requires, shall mean Borrower's Accounts, Contract Rights, Documents of Title, General Intangibles, and Instruments, respectively.

               1.7 Capitalized terms not otherwise defined in this Security Agreement shall be as defined in the related documents, including but not limited to the Secured Note, which documents are hereby incorporated into this Security Agreement by reference and made a part hereof. The Secured Note, together with the Asset Purchase Agreement executed between the parties and of even date herewith, are referred to as the "Documents".

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          2.   GRANT OF SECURITY. To secure the payment, promptly when due, of all the Liabilities, Borrower hereby pledges, assigns, and grants to Lender a first priority lien upon and security interest in all of the Collateral.

          3.   MAINTENANCE OF COLLATERAL.

               3.1 With respect to the Documentation, Borrower shall maintain possession or control thereof at all times, provided that a) Lender may retain any or all of the Documentation which comes into Lender's possession and b) upon the occurrence of an Event of Default, Lender shall have a right to take possession of any or all of the Documentation at any time.

               3.2 With respect to the Documentation, Borrower will take good care of all of the Documentation; will afford the Documentation maintenance and will pay all costs of maintenance of the Documentation.

               3.3 With respect to the Patents, Borrower shall prosecute the patent applications diligently and provide Lender with notice of all office actions and response deadlines for any Patents. Borrower shall maintain the Patents in full force and effect and shall pay when due, all issuance fees, maintenance fees and annuities. In the event Borrower fails to take such actions or pay such fees when due Lender shall have the right to do so on behalf of Borrower and such costs that may be incurred by Lender shall be promptly repaid to Lender by Borrower together with interest thereon at the Interest Rate at the time of payment by Lender, and Borrower's liability to Lender for such repayment with interest shall be included in the Liabilities. Further, if Lender determines that any filings, responses, appeals, or other actions should be taken to obtain or retain rights to patents in any country for inventions disclosed in any Patent, then Lender may, in its sole discretion, take such action on behalf of and in the name of the Borrower.

               3.4 Borrower will adopt and conscientiously adhere to a well designed internal control system with respect to the Patents and Documentation capable of permitting Borrower and Lender to identify readily at any time the location of the Documentation and status of each and every Patent and the due dates for all office actions, prosecutions deadlines, issuance, maintenance and annuity payment due dates therefor.

               3.5 Borrower will defend its title to the Collateral, subject to the rights of Lender, against the claims and demands of all persons.

               3.6 Without the prior written consent of Lender in each case, but excepting the grant of licenses of the Patents in the ordinary course of the Borrower's business consistent with past practices, and limited to customers of Borrower for use and assembly of

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equipment sold by Borrower, Borrower will not sell, exchange, lease, lend, license or otherwise dispose of any item or unit of the Collateral or any of Borrower's rights therein. Any attempt to engage in any such prohibited transaction shall be null and void AB INITIO.

               3.7 Borrower will not encumber, pledge, assign, or place or permit to exist any lien upon or security interest in or otherwise dispose of any of the Collateral, except for the security interest of Lender therein created hereby.

                      Upon any breach of the foregoing covenants against encumbrances, Lender may, at its sole election, but without obligation to do so, discharge the encumbrance for the account of and without notice to Borrower, and all expenses incurred by Lender in so doing, together with interest thereon at the Interest Rate, shall be added to the Liabilities and shall be payable by Borrower on demand.

          4. TAXES; FEES. Borrower will pay all fees, taxes, assessments and charges imposed upon it or its property or which it is required to withhold and pay over, except where contested in good faith and where adequate reserves have been set aside. Lender will have sole discretion to determine whether reserves for any particular contested matter are, in fact, adequate. Borrower shall furnish to Lender from time to time, upon Lender's request, proof satisfactory to Lender of the making of all payments or deposits required by applicable laws to be made with respect to amounts withheld by Borrower from wages and salaries of employees and amounts contributed by Borrower on account of federal, state or other income or wage taxes and amounts due under foreign, Federal or state tax laws. Borrower will notify Lender immediately in the event there ever arises against any of the Collateral any lien, assessment, or tax or other liability, whether or not entitled to priority over Lender's interests hereunder.

          5.   BOOKS, RECORDS AND CERTIFICATIONS.

               5.1 Borrower shall keep complete and accurate books and records containing all necessary entries to reflect the transactions and facts giving rise to its Accounts, Contract Rights, and General Intangibles, to reflect the quantities, costs, current values, and locations of all the Collateral and all payments, credits and adjustments applicable to any of its Collateral.

               5.2 Borrower shall keep Lender fully and accurately informed as to the locations of all such books and records and shall permit Lender's agents to have access to them and to any other records pertaining to Borrower's business which Lender may request and, if requested by Lender, shall permit Lender to remove them from Borrower's place of business or from any other place where the same may be found for the purpose of examining, auditing and copying the same. Any of Borrower's books and records so removed by Lender's agents shall be returned to Borrower as soon as Lender shall have completed its inspection, audit or copying thereof. Lender's right to take possession of such books and records shall be

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enforceable by action of replevin or by any other appropriate remedy at law or in equity, and Borrower consents to the entry of judicial orders or injunctions enforcing such right.

          6. SIGNIFICANT LOCATIONS. Borrower warrants that all of its offices where it keeps its records concerning its Collateral, and all locations at which it maintains a place of business, are accurately set forth in Schedule 6. Borrower will promptly notify Lender in writing of any change in any such office or location and of the establishment of any new place of business of Borrower and will reimburse Lender for the costs of any additional Uniform Commercial Code or other filings required by Lender as a result thereof.

          7. CONTINUITY OF BUSINESS. Borrower will make no material changes with respect to its customer billing policy, and will not divert orders, business, billings or accounts to any subsidiary, affiliate or related company or any other third party.

          8.   ADDITIONAL DOCUMENTS.

               8.1 Borrower will from time to time furnish to Lender such financial and other information concerning Borrower as Lender may reasonably request, including, without limitation, control balances, internal accounting reports and management audit and other auditors' reports.

               8.2 Borrower will execute and deliver to Lender from time to time all such other agreements, instruments and other documents and do all such other and further acts and things as Lender may reasonably request in order to further evidence or carry out the intent of this Security Agreement or to perfect or protect the liens, encumbrances, and security interests created hereby or intended so to be.

               8.3    Borrower will:

                      8.3.1 Join with Lender in executing such financing statements prior to the delivery of the Secured Note or in the future (including amendments thereto and continuation statements thereof) in form satisfactory to Lender as Lender may specify;

                      8.3.2 Pay or reimburse Lender prior to the delivery of the Secured Note or in the future at Lender's request for all costs and taxes of filing or recording the same in such public offices as Lender may designate; and

                      8.3.3 Assist Lender, if it deems such to be necessary, in the filing of financing statements and carbon, photographic or other copies of (i) Borrower's previously executed financing statements or (ii) executed copies of this Security Agreement.

          9. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to

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Lender as set forth in this paragraph:

               9.1 Borrower hereby acknowledges and affirms that this Security Agreement has been duly authorized by the Board of Directors at a duly convened meeting of said Board of Directors.

               9.2 The liens, encumbrances, and security interests granted to Lender hereunder are first and prior except for liens, security interests or encumbrances in favor of Lender or existing on the date hereof and reported to Lender by virtue of being included on Schdule 9.2 hereof.

               9.3 Borrower has the power and authority to grant the lien, encumbrances and security interests set forth herein. Throughout the term of this Security Agreement the foregoing shall be deemed to be continuing representations and warranties.

               9.4 The Patents represent all of the patents owned or controlled by Borrower concerning the manufacture or use of videoconferencing interface components and telecommunications bridging equipment to facilitate multipoint audio and video conferencing.

          10.  DEFAULT AND REMEDIES.

               10.1 It shall be an Event of Default hereunder upon the occurrence of any of the following:

                      10.1.1  an Event of Default under the Secured Note;

                      10.1.2 Borrower's breach or failure to perform any of its agreements herein or in any agreement, document or instrument delivered pursuant hereto or thereto; or

                      10.1.3 if Lender shall determine that any representation or warranty herein, the Secured Note, or in the Documents or any other instrument, agreement or document delivered to Lender in connection herewith or therewith is incorrect or untrue in any material respect.

                      10.1.4 any breach by Borrower of the License Agreement or Asset Purchase Agreement executed concurrently herewith by the parties hereto, that, if applicable, is not cured by Borrower within the time period allotted for such cure.

               10.2 Upon the occurrence of any Event of Default which shall be continuing, (i) unless Lender shall elect otherwise the entire unpaid amount of such of the Liabilities as are not then otherwise due and payable shall become immediately due and payable without notice to or demand on Borrower and all Liabilities evidenced by the Secured

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Note shall thenceforth bear interest, payable at the times and in the manner specified in the Secured Note, at the Interest Rate, and (ii) Lender may at its option exercise from time to time any and all rights and remedies available to it under the Uniform Commercial Code or otherwise, including the right to collect, receipt for, settle, compromise, adjust, sue for or foreclose or otherwise realize upon any of the Collateral and to dispose of any of the Collateral at one or more public or private sales or other proceedings, and Borrower agrees that Lender or its nominee may become the purchaser at any such sale or sales. Borrower agrees that ten (10) days shall be reasonable prior notice of the date of any public sale or other disposition of all or any part of the Collateral, or of the date on or after which any private sale or other disposition of the same may be made.

               10.3 All rights and remedies granted Lender hereunder or under any other agreement between Lender and Borrower shall be deemed concurrent and cumulative and not alternative, and Lender may proceed with any number of remedies at the same time or at different times until all the Liabilities are fully satisfied. The exercise of any one right or remedy shall not be deemed a waiver or release of or an election against any other right or remedy, and Lender may proceed against any one or more of obligors, whether primary or secondary, and the Collateral and any other collateral granted by Borrower to Lender under any other agreement, in any order and through any available remedies. A waiver on any one occasion shall not be construed as a waiver or bar on any future occasion.

               10.4 All property of any kind held at any time by Lender as Collateral shall stand as one general continuing collateral security for all the Liabilities and may be retained by Lender as security until all the Liabilities are fully satisfied.

               10.5 Borrower will pay to Lender on demand any and all expenses (including reasonable attorneys' fees and legal expenses) which may have been incurred by Lender, with interest at the Interest Rate at the time incurred by Lender, (i) to enforce any Contract Right or the payment of any Account, to collect or otherwise realize upon or in respect of any General Intangible or to enforce any of the Liabilities, whether as against an account debtor, an obligor, any guarantor or surety of any account debtor, or any other third party; or (ii) in the prosecution or defense of any action growing out of or connected with the subject matter of this Security Agreement, the Liabilities, the Collateral or any of Lender's rights therein or thereto; or (iii) in connection with the custody, preservation, use, operation, preparation for sale or sale of any of the Collateral, the incurring of all of which are hereby authorized to the extent Lender deems the same advisable.

               10.6 The Proceeds of any Collateral received by Lender at any time before or after default, whether from a sale or other disposition of Collateral or otherwise, or the Collateral itself, may be applied to the payment in full or in part of such of the Liabilities and in such order and manner as Lender may elect.

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               10.7   Borrower to the extent of its rights in the Collateral
waives and releases any right to require Lender to collect any of the Liabilities from any other of the Collateral under any theory of marshalling of assets or otherwise.

          11. POWER OF ATTORNEY. Borrower hereby irrevocably appoints any agent of Lender as Borrower's true and lawful attorney-in-fact with power to (i) endorse Borrower's name upon any notes, checks, drafts, money orders or other Instruments of payment or other Collateral that may come into Lender's possession; (ii) sign and endorse Borrower's name upon any Documents of Title, invoices, freight or express bills, drafts against account debtors, assignments, verifications and notices in connection with Accounts, and any Instruments or documents relating thereto or to Borrower's rights therein; (iii) give written notice to the United States Post Office to effect any required change or changes of address so that all mail addressed to Borrower may be delivered directly to Lender, Lender agreeing to return all mail not related to the Liabilities or the Collateral; (iv) execute in Borrower's name and file one or more financing statements covering the Collateral and perform all other acts Lender deems appropriate to perfect and continue its security interest in, and to protect and preserve the Collateral and (v) take such action on behalf of Borrower as described in Section 3.3 above. Any such attorney of Borrower shall have full power to do any and all things necessary to be done with respect to the above transactions as fully and effectually as Borrower might do, and Borrower hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.

          12.  MISCELLANEOUS.

               12.1 No modification or waiver of any provision hereof shall be effective unless the same is in writing signed by the party against whom its enforcement is sought. This Security Agreement and all rights and obligations of the parties hereunder shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns, except that Borrower may not assign any of Borrower's rights hereunder without Lender's prior written consent.

               12.2 If after the discharge of all Liabilities Borrower shall subsequently incur additional Liabilities, this Security Agreement shall automatically be renewed and thereafter continue in full force and effect until such time as Borrower, having no Liabilities outstanding and not then being permitted to incur additional Liabilities, shall give written notice to Lender of its election to terminate this Security Agreement.

               12.3 The representations, warranties, covenants and agreements contained herein are all material and continuing, and any breach of any of them shall constitute a material breach of this Security Agreement.

               12.4 All notices, demands and other communications hereunder shall

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be deemed duly given if delivered in the manner and to the addresses set forth in the Documents.

               12.5 Singular words used herein shall include the plural and vice versa, whenever the same is necessary to produce a fair and meaningful construction.

               12.6 This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               12.7 Captions in this Security Agreement are included herein for convenience of reference only and shall not constitute a part of this Security Agreement for any other purpose. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remainder of this Security Agreement, the Secured Note or the validity or enforceability of such provision in any other jurisdiction.

               12.8 Each of the parties have been represented by counsel and has had the opportunity to negotiate, review, revise and comment on the terms set forth herein. As a result, the parties acknowledge and agree that in interpreting the provisions of this contract no weight shall be given to which party drafted or revised any provision of this Agreement, each provision considered to have been the joint work product of both parties.

               12.9 All issues arising hereunder shall be governed by the substantive laws of Delaware, without reference to its conflict of laws. Lender and Borrower hereby consent to the exclusive jurisdiction of the Chancery Courts of the State of Delaware or the United States District Courts for the District of Delaware in any action or proceeding which may be brought against it under or in connection with this Security Agreement, the Documents, the Secured Note or any transaction contemplated hereby or to enforce any agreement contained herein or in such documents, and in the event any such action or proceeding shall be brought against it, Lender and Borrower agree not to raise any objection to such jurisdiction or to the laying of venue in the State of Delaware.

               12.10 The Security Agreement may be assigned without notice to Borrower.

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     IN WITNESS WHEREOF, this Security Agreement has been duly executed under authorization and seal this 1st day of August 2002.

WITNESS:                           EZENIA! INC., Borrower


  /s/ Laura M. Alessio                  By: /s/ Khoa D. Nguyen
--------------------------              ------------------------------
                                        Khoa D. Nguyen, President


                                   TANDBERG TELECOM AS, Lender


                                    By:  /s/ Bengt Thuresson
                                        ------------------------------

                                    By:  /s/ Robert Bernsten
                                       -------------------------------